SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LONGBAU GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	7261	46-5011565
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

15/B—15/F Cheuk Nang Plaza

250 Hennessy Road, Hong Kong

+852 58059452

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agent Solutions, Inc.

1679 S. Dupont Hwy, Suite 100

Dover, DE 19901

(302) 674-8670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Nail, Esq.

The Nail Law Group

1016 Lincoln Blvd., Suite 205

San Francisco, CA 94129

Telephone: 415 488-5581

Facsimile: 415 590.3952

Approximate Date of Commencement of Proposed Sale to the Public:   from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.00001	3,015,000	$0.005	$15,075	$1.95	*

* Previously paid.

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were recently sold to our shareholders. The price of $0.005 is a fixed price at which the selling stockholders may sell their shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated July 10, 2014

3,015,000 shares of Common Stock

LONGBAU GROUP, INC.

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We are an emerging growth company and our common stock is presently not traded on any market or securities exchange. The 3,015,000 shares of our common stock can be sold by selling stockholders at a fixed price of $0.005 per share. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which regulates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling stockholders. We will receive no proceeds from the sale or other disposition of the shares, or interests therein, by the selling stockholders. We are considered a shell company as defined under Rule 405 of the Securities Act, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Refer to the section entitled “Risk Factors” on page 4.

An investment in shares of our common stock involves a high degree of risk.  We urge you to carefully consider the Risk Factors beginning on page 8.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is _______________.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision.

THE COMPANY

Company Structure

Longbau Group, Inc. (“Longbau” or the “Company”) is a Delaware corporation organized on December 23, 2013, as a holding company for Longbau Group, Limited (“Longbau Hong Kong”), a Hong Kong limited liability company. Longbau Hong Kong is located in Hong Kong and is the operating subsidiary of the Company. Longbau Hong Kong was established on February 14, 2014 and is a wholly owned subsidiary of Longbau.

The Company is authorized to issue 100,000,000 shares of common stock, with par value of $0.00001 per share. On February 24, 2014, the Company issued 30,000,000 shares of its common stock to several non U.S. investors in consideration for their cash investment of $150,000 in the Company. The investment amount of $150,000 has been contributed into the Company’s wholly-owned subsidiary Longbau Hong Kong on February 24, 2014 as capital contributions. The issuance was made pursuant to an exemption from registration contained in Regulation S under the Securities Act of 1933, as amended.

The following flow chart illustrates our companies’ organizational structure:

Our Business

We are a development stage company actively pursing a business plan. The Company and its affiliates have no plans or intentions to engage in a merger or acquisition with an unidentified company or person, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company. All of our executive officers work full time on this business. We have not yet generated any revenue from our operations. We currently have no assets and have incurred losses since our inception. We plan to sell death care management consulting services through Longbau Hong Kong, our operating subsidiary, in Hong Kong, to public consumers across Hong Kong, and we intend to expand business operations by providing funeral consultation and funeral service management.

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We plan to provide funeral consultation and funeral service management. These services would include advising on cemetery property, funeral and cemetery merchandise and services both at the time of need and on a preneed basis. In addition, the Company will specialize in the consultation for deferred preneed funeral and cemetery receipts held in trust, preneed cemetery activities, preneed funeral activities, preneed funeral and cemetery, burial vaults, cemetery property, and cemetery property revenue.

Currently, and for the duration of 2014, the Company is actively pursuing entering constantly contracts with small death care service providers in Hong Kong. In 2015 the Company plans to expand its scope of clients to include median and large enterprises.

Our executive office is located at 15/B—15/F Cheuk Nang Plaza 250 Hennessy Road, Hong Kong, where we lease approximately 54 square feet with a monthly rent of $100.

For the period from December 23, 2013 (inception) to March 31, 2014, we generated revenues of $6,500 and incurred a net loss of $2,859.

As of March 31, 2014, the Company’s current assets exceeded its current liabilities by $147,141. The Company incurred a net loss of $2,859 for the period from December 23, 2013 (inception) to March 31, 2014 and the Company had $156,480 cash at March 31, 2014.

Summary of the Offering

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.005 was determined by the price for 30,000,000 shares issued to our shareholders in a private placement issuance on February 24, 2014 in exchange for $150,000 investment, which has been used for the contribution into the capital account of Longbau Hong Kong. The offering price of $0.005 is a fixed price at which the selling stockholders may sell their shares. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act.

There is currently no public market for our securities and you may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.  After this document is declared effective by the U.S. Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTCBB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

We intend to apply for quoting of our common stock on the OTCBB, which we estimate will cost around $100,000. The breakdown of such costs is estimated as following:

Legal Counsel	$70,000

Auditor	$20,000

Other vendors	$10,000

Total:	$100,000

We estimate that to maintain a quoting status will cost us $80,000 to $150,000 annually which will include legal and auditing expenses.

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We will rely on professional services to carry out this plan, which includes, but is not limited to, a U.S. law firm with corporate and securities practice, a PCAOB registered auditor and consultants. We have engaged The Nail Law Group as our legal counsel. We have engaged GBH CPAs, PC, as our independent auditor.

To be quoted on the OTCBB, we must engage a market maker to file an application for a trading symbol on our behalf with the Financial Industry Regulatory Authority (“FINRA”). This process may take between three (3) to six (6) months. We plan to engage a market maker after our registration statement is declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. See “Risk Factors” beginning on page 4.

Where You Can Find Us

We presently maintain our executive office at 15/B—15/F Cheuk Nang Plaza 250 Hennessy Road, Hong Kong. Our telephone number is +852 58059452.

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RISK FACTORS

As a development stage company, we believe that the following risk factors are the most significant for our business:

•	We lack an operating history and have not generated significant revenues or any profit to date. We may require additional funds to continue our business plan or even our operations at all;

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Unfavorable publicity or consumer perception of our death care products and any similar products distributed by other companies could cause fluctuations in our operating results and could have a material adverse effect on our reputation, the demand for our products, and our ability to generate revenues.

•	The funeral home and cemetery industry continues to be increasingly competitive.

See “RISK FACTORS” for a discussion of the above factors and certain additional factors that should be considered in evaluating an investment in our common stock

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.  This Risk Factors section has addressed all material risks that should be considered in evaluating an investment in the common stock.

Risks Relating to Our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history in the death care management consulting services industry may not provide a meaningful basis for evaluating our business. We entered into the death care management consulting service industry in December 2013. We cannot guaranty that we will achieve profitability or that we will not continue to incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•	obtain sufficient working capital to sustain and expansion our business;

•	attract additional customers and increase spending per customer;

•	expand our service offerings and maintain the high quality of our services;

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•	manage our expanding operations and continue to fill customers’ orders on time;

•	maintain adequate control of our expenses allowing us to realize anticipated revenue growth;

•	implement our services development, marketing, and sales, and adapt and modify them as needed;

•	anticipate and adapt to changing conditions in the death care industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

We have incurred losses since inception and may continue to incur losses.

Since inception we have incurred gross loss from operations of $2,859, we may continue to incur losses in the future. We expect our costs and expenses to increase as we expand our operations. Our ability to achieve and maintain profitability depends on the growth of our market share, the acceptance of our services by our customers, the competitiveness of our death care management consultant services, and our ability to control our costs and expenses. We may not be able to achieve or sustain profitability on a quarterly or an annual basis. We currently have three employees, and our operation is expanding. We incurred revenue during the three months ended March 31, 2014, and expect to generate more revenue in 2014 from consultancy service.

Our business and prospects could be materially and adversely affected if we are not able to manage our growth successfully.

We are a development stage company. We are currently selling services in Hong Kong through Longbau Hong Kong, our operating company in Hong Kong, to small death care companies across Hong Kong, and we intend to expand business operations by distributing and exporting our consultancy services in 2014 through a variety of marketing channels. We anticipate continued growth in the future through internal expansion as well as external strategic partnerships or alliances. Our expansion will place substantial demands on our managerial, operational, technological and other resources. To manage and support our continued growth, we must continue to improve our operational, administrative, financial and technological systems, procedures and controls, and expand, train and manage our growing employee base. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. Any failure to effectively and efficiently manage our expansion could materially and adversely affect our ability to capitalize on new business opportunities, which in turn could have a material adverse effect on our results of operations.

There is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

Our expenses exceed our working capital available, if we are unable to secure additional sources of funding, our ability to continue is a going concern and you could lose your investment.

As of March 31, 2014, we have $147,141 in working capital because we raised $150,000 from the sale of 30,000,000 shares of our common stock on February 24, 2014 which is being used to fund our operations.

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The funeral home and cemetery industry continues to be increasingly competitive.

In Asia, the funeral home and cemetery industry is characterized by a large number of locally-owned, independent operations. To compete successfully, our funeral service locations and cemeteries must maintain good reputations and high professional standards, as well as offer attractive services at competitive prices. In addition, we must market the Company in such a manner as to distinguish us from our competitors. If we are unable to successfully compete, our financial condition, results of operations, and cash flows could be materially adversely affected.

Unfavorable publicity could affect our reputation and business.

Since our operations relate to life events involving emotional stress for our client families, our business is dependent on consumer trust and confidence. Unfavorable publicity about our business generally or in relation to any specific location could affect our reputation and consumers’ trust and confidence in our services, thereby having an adverse impact upon our sales and financial results as well as the price of our common stock.

If the number of deaths in our markets declines, our cash flows and revenues may decrease.

If the number of deaths declines, the number of funeral services and interments performed by us could decrease and our financial condition, results of operations, and cash flows could be materially adversely affected.

If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.

Future market share, revenues and profits will depend in part on our ability to anticipate, identify and respond to changing consumer preferences. We may not correctly anticipate or identify trends in consumer preferences, or we may identify them later than our competitors do. In addition, any strategies we may implement to address these trends may prove incorrect or ineffective.

If we cannot explore various marketing channels for our products and services profitably, our planned future growth will be impeded, which would adversely affect sales.

Our growth is dependent on increases in sales through our successful exploration of a variety of marketing channels. Our ability to timely expand our market share through a combination of marketing channels, including our consultancy services depends in part on the following factors: the availability of such channels; the ability to negotiate acceptable terms with third party service providers; the ability to identify customer demand in different geographic areas; the hiring, training and retention of competent sales personnel; the effective management of inventory to meet the needs of increased orders on a timely basis; general economic conditions; and the availability of sufficient funds for expansion. Many of these factors are beyond our control.

Delays or failures in utilizing these marketing channels, or achieving lower than expected sales through such marketing channels, could materially adversely affect our growth and profitability.

Our future success depends on the continuing efforts of our senior management team and other key personnel, and our business may be harmed if we lose their services.

Our future success depends heavily upon (i) the continuing services of our current senior management team and (ii) the recruitment of other key personnel, in particular the Chief Executive Officer and the Chief Marketing Officer. If we fail to recruit the key personnel, or one or more of our senior management team, are unable or unwilling to continue in their present positions, we may not be able to replace them easily, or at all. As such, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. As is customary in Hong Kong, we do not have insurance coverage for the loss of our senior management team or other key personnel.

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In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, sensitive trade information and key professionals and staff members. Each of our current employees has entered into an employment agreement as well as confidentiality agreement, with Longbau Hong Kong. See “Management—Employment Agreements” for a more detailed description of the key terms of these employment agreements. If any disputes arise between any of our senior executives or key personnel and us, we cannot assure you of the extent to which any of these agreements may be enforced.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

After this Registration Statement is declared effective by the SEC, we will be subject to reporting obligations under U.S. securities laws. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules adopted by the Securities and Exchange Commission, every public company is required to include a management report on the company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. These requirements will first apply to our annual report on Form 10-K for the fiscal year ending on December 31, 2015.

There is no assurance that we will be able to maintain effective internal controls over financial reporting in the future. If we fail to do so, we may not be able to produce reliable financial reports and prevent fraud. Moreover, if we were not able to conclude that we have effective internal controls over financial reporting, investors may lose confidence in the reliability of our financial statements, which would negatively impact the trading price of our shares. Our reporting obligations as a public company, including our efforts to comply with Section 404 of the Sarbanes-Oxley Act, will continue to place a significant strain on our management, operational and financial resources and systems for the foreseeable future.

Our network and communications systems are dependent on third-party providers and are vulnerable to system interruption and damage, which could limit our ability to operate our business and could have a material adverse effect on our business, financial condition or results of operations.

We intend to expand sales of our services through a variety of marketing channels, among which include telephone sales, in and eventually out of Hong Kong, third-party sales agents, ecommerce, and corporate strategic partnerships and alliances. Our systems and operations and those of our third-party Internet and telecommunication service providers, are vulnerable to damage or interruption from fire, flood, earthquakes, power loss, server failure, telecommunications and Internet service failure, acts of war or terrorism, computer viruses and denial-of-service attacks, physical or electronic breaches, sabotage, human error and similar events. Any of these events could lead to system interruptions, processing and order fulfillment delays, and loss of critical data for us, our suppliers, or our Internet service providers, and could prevent us from processing customer purchases. Any significant interruption in the availability or functionality of our website or our customer processing, distribution, or communications systems, for any reason, could seriously harm our business, financial condition, and operating results. The occurrence of any of these factors could have a material adverse effect on our business, financial condition or results of operations.

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We may require additional funds to continue our business plan.

Our business plan and growth strategy call for ongoing expenses in connection with the distribution of our death care services. We have generated some revenue from operations to date. As of March 31, 2014, we had $156,480 cash on hand and we have accumulated a deficit of $2,859. Our projected cash outflow per month is approximately $8,000.

Although the Company believes it will not need to raise additional funding to expand its business operations over the next 12 months, there is no guarantee additional funding will not be required. If financing is needed and we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

The estimated budget of our operation expenses for 2014 is as follows:

Salaries and benefits	$72,000
Marketing	2,000
Management overhead	2,000
Professional fees	100,000
Offering expenses	72,002
Total	$248,002

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our major shareholders or directors and, if we are able to obtain equity financing, it will likely result in significant additional dilution to the interests of our current stockholders and may include liquidation or other preferences that adversely affect your right as a stockholder. The Company may obtain financing by issuing debt which may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. There can be no assurance that we will be able to obtain such additional financing if needed and if we cannot receive such financing we may be forced to suspend or cease operations.

General economic conditions, including a prolonged weakness in the economy, may affect consumer purchases, which could adversely affect our sales.

Due to the nature of our products and services, our sales results are dependent on a number of factors impacting consumer spending, including general economic and business conditions; consumer confidence; wages and employment levels; the housing market; consumer debt levels; availability of consumer credit; credit and interest rates; taxes; general political conditions, both domestic and abroad. Consumer product purchases, including purchases of our services, may decline during recessionary periods. A prolonged downturn or an uncertain outlook in the economy may materially adversely affect our business and our revenues and profits.

We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

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We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment.

We are an Emerging Growth Company as defined under the Jumpstart Our Business Startups Act.

An “emerging growth company” is an issuer whose initial public offering was or will be completed after December 8, 2011, and had total annual gross revenues of less than $1 billion during its most recently completed fiscal year. An issuer’s EGC status terminates on the earliest of:

•	The last day of the first fiscal year of the issuer during which it had total annual gross revenues of $1 billion or more;

•	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the issuer’s initial public offering;

•	The date on which such issuer has issued more than $1 billion in non-convertible debt securities during the prior three-year period determined on a rolling basis; or

•	The date on which the issuer is deemed to be a “large accelerated filer” under the Exchange Act, which means, among other things, that it has a public float in excess of $700 million.

Pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required, as with smaller reporting companies, to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

In addition to qualifying as an emerging growth company, we also currently qualify as a Smaller Reporting Issuer under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  Rule 12b-2 defines a Smaller Reporting Company as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	Had a public float of less than $ 75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

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•	In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•	In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

As long as we remain a Smaller Reporting Company, we may take advantage of certain scaled or reduced disclosure requirements, some of which are the same as the reduced disclosure requirements applicable to an Emerging Growth Company.  In the event that we cease to be an Emerging Growth Company as a result of a lapse of the five year period, but continue to be a Smaller Reporting Company, we would continue to take advantage of the scaled disclosure requirements applicable to a Smaller Reporting Company.

Risks Related to Doing Business in Hong Kong

Our operations and financial results could be severely harmed by natural disasters.

Our executive office is located in Hong Kong, which is susceptible to earthquakes. Hong Kong is also exposed to typhoons and tsunamis. If a major earthquake, typhoon, tsunami or other natural disaster were to affect the operations of our suppliers and manufacturers, our sales and delivery of products to our customers could be interrupted or delayed. As a result, our normal business operations could be severely disrupted and our financial condition and results of operations could be adversely affected.

Our primary operation is located in Hong Kong, and because the rights of shareholders under Hong Kong law differ from those under U.S. law, you may have difficulty protecting your shareholder rights.

We conduct all of our business operations through our operating entity in Hong Kong, whose corporate affairs are governed by its Articles of Incorporation and by the laws governing corporations incorporated in Hong Kong. The rights of shareholders and the responsibilities of management and the members of the board of directors under Hong Kong law are different from those applicable to a corporation incorporated in the United States. For example, directors and controlling shareholders of Hong Kong companies do not owe fiduciary duties to minority shareholders. With respect to a limited liability company or a company limited by shares, directors, rather than management, are responsible to manage the company and subject to the duty of loyalty and duty of care. However, in case of personal gains resulted from violation by the directors of their duties under the preceding sentence, the shareholders may, within a year of such gains and through their resolutions, treat such gains as company’s gains, and the directors shall not be held liable any more under such circumstances. The management shall conduct business of the company in strict compliance with its rights and authorization as set forth in the related corporate charter documents as well as employment contracts. Therefore, public shareholders of Hong Kong companies may have more difficulty in protecting their interest in connection with actions taken by management or members of the board of directors than they would as public shareholders of a U.S. corporation.

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U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non-U.S. resident directors and senior officers.

All of our directors and senior officers are non-residents of the United States. Consequently, it may be difficult for investors to effect service of process on any of them in the United States and to enforce judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets are located in Hong Kong it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

Risks Associated with Our Shares of Common Stock

You may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.

There is no established public trading market for our securities. After this document is declared effective by the U.S. Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTCBB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, you may be unable to liquidate its investment, which will result in the loss of your investment.

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

The offering price of $0.005 for the shares of common stock was based upon the sale price in our recent private placement. The sale price in the private placement was arbitrarily determined. The factors considered in determining the sale price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Therefore, the offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Future sales by our stockholders may negatively affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 30,000,000 shares of common stock outstanding as of March 31, 2014, 3,015,000 shares are, or will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 26,985,000 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration.

We are currently considered a shell company, as a result there are restrictions imposed upon the transferability of unregistered shares.

We are currently considered a shell company within the limits of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933 in that we currently have nominal operations and nominal assets. Accordingly, there will be illiquidity of any future trading market until we are no longer considered a shell company. As a result of our classification as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company and file Form 10 information with the SEC. We can provide no assurance or guarantee that we will cease to be a shell company and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. As a result, investors may not be able to sell their shares and may lose their entire investment.

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“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our securities will be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;

•	Receive the purchaser’s written consent to the transaction; and

•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

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FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

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USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any portion of the proceeds from the sale or other disposition of the shares of common stock covered hereby, or interests therein, by the selling stockholders.

We have agreed to bear the expenses of the registration of the shares. We anticipate that these expenses will be approximately $72,000.

DIVIDEND POLICY

The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. To date, we have not declared nor paid any cash dividends. The board of directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

DETERMINATION OF OFFERING PRICE

No market currently exists for our common stock. Therefore, the offering price of $0.005 was based on the offering price of shares sold pursuant to our Regulation S issuance completed in 2014 in which we issued a total of 30,000,000 shares of our common stock to 51 shareholders at a price per share of $0.005 for an aggregate offering price of $150,000.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the U.S. Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

MARKET FOR OUR COMMON STOCK

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.

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Holders of Our Common Stock

As of the date of this registration statement, we had 51 registered shareholders.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in the registration statement on Form S-1. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a development stage company actively pursuing a business plan. We do not have significant revenues. We have minimal assets and have incurred losses since inception. We sell death care management consultant services through Longbau Hong Kong, our operating company in Hong Kong, to public consumers across Hong Kong.

We will be providing a variety of death care management consultancy services. We consult on the purchase of cemetery property and funeral and cemetery merchandise and services at the time of need and on a preneed basis. In addition, the Company specializes in the consultancy for deferred preneed funeral and cemetery receipts held in trust, preneed cemetery activities, preneed funeral activities, preneed funeral and cemetery, burial vaults, cemetery property, and cemetery property revenue.

Going Concern

As of March 31, 2014, the Company has no recurring source of revenue, and has accumulated loss of $2,859 since inception. The Company expects to incur additional losses in the immediate future due to the start-up nature. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company is planning to obtain financing either through the issuance of equity or debt instruments. To the extent that funds generated from any private placements, public offerings, and/or bank financings are insufficient, the Company will have to raise additional working capital through other sources.

Results of Operations

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012.

From the period from December 23, 2013 (inception) to December 31, 2013, we had revenue and cost of revenue of $0 and $0, respectively.

We incurred general and administrative expenses of $89 for the period from December 23, 2013 (inception) to December 31, 2013.

Our net loss for the period from December 23, 2013 (inception) to December 31, 2013 was $89.

Three Months Ended March 31, 2014

The Company was incorporated on December 23, 2013 and started its operations in January 2014. For the three months ended March 31, 2014, we had revenues and cost of revenues of $6,500. We entered into several agreements with customers to provide consultancy services and received monthly payment from the customers for our services. We anticipate that our revenues will increase over the next year.

We also incurred general and administrative expenses of $9,270 for the three months ended March 31, 2014. We started our operation in 2014.

Our net loss for the three months ended March 31, 2014 incurred was $2,770 . The net loss in 2014 is primarily a result of expenses as described above.

Liquidity and Capital Resources

On February 24, 2014, we raised $150,000 from the sale of 30,000,000 shares of our common stock which is being used to fund our operations. As we are just commencing our operations, we plan to fund our operations from loans from our major shareholders and we plan to raise equity capital by offering shares of our common stock to investors.

As of March 31, 2014, we had cash on hand of $156,480. For the period from December 23, 2013 (inception) to March 31, 2014, we had cash flows from our operating activities of $6,480, and cash flows from our financing activities of $150,000.

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Although the Company believes its revenues from operations will eliminate the need to raise additional funding to expand its business operations over the next 12 months, there is no guarantee additional funding will not be required. If financing is needed and we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

The estimated budget of our operation expenses for 2014 is as follows:

Salaries and benefits	$72,000
Marketing	2,000
Management overhead	2,000
Professional fees	100,000
Offering expenses	72,002
Total	$248,002

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our major shareholders or directors and, if we are able to obtain equity financing, it will likely result in significant additional dilution to the interests of our current stockholders and may include liquidation or other preferences that adversely affect your right as a stockholder. The Company may obtain financing by issuing debt which may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. There can be no assurance that we will be able to obtain such additional financing is needed and if we cannot receive such financing we may be forced to suspend or cease operations.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

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Recent Accounting Pronouncements

We do not expect adoption of the new accounting pronouncements will have a material effect on the Company’s financial statements.

Off-Balance Sheet Arrangements

None.

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BUSINESS

General Description of Business

We are a development stage company actively pursuing a business plan focusing on management consulting services. The Company and its affiliates have no plans or intentions to engage in a merger or acquisition with an unidentified company or person, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company. We are actively pursuing consulting contracts and intend to begin providing services to customers in Hong Kong in 2014. We intend to utilize a combination of various marketing channels, including, without limitation, telephone sales, in and out of Hong Kong, third-party sales agents, ecommerce, and corporate strategic partnerships and alliances. Our goal is to establish an international brand on dead care management consulting services with high quality and name recognition.

Currently, and for the duration of 2014, the Company is actively pursuing entering consultancy contracts with small death care service providers in Hong Kong. In 2015 the Company plans to expand its scope of clients to include medium and large enterprises.

We will be marketing death care management consulting services in one package to our customers. We believe that the innovation and timely introduction of our new service is essential to attract customers. As we are still at our early start-up stage, we are still developing our information systems.

Longbau Group Limited Hong Kong

As a holding company with no business other than holding equity interest of our operating subsidiary in Hong Kong, we will rely principally on dividends to be paid by Longbau Hong Kong.

Company Structure

Longbau was incorporated on December 23, 2013 under the laws of the state of Delaware. Our executive office is located in Hong Kong, of China. Our telephone number is +852 58059452.

Our wholly owned subsidiary, Longbau Group Limited (“Longbau Hong Kong”) was founded on February 14, 2014 in Hong Kong, of China.

On February 24, 2014, the Company issued 30,000,000 shares of its common stock to several non U.S. investors in consideration for their cash investment of $150,000 in the Company. The investment amount of $150,000 has been contributed into the Company’s wholly-owned subsidiary Longbau Hong Kong on February 24, 2014 as capital contributions. The issuance was made pursuant to an exemption from registration contained in Regulation S under the Securities Act of 1933, as amended.

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The following flow chart illustrates our Company’s organizational structure:

Industry and Market Overview

China is the only country in the world with more than 200 million elderly people and consequently is the biggest old age market. The government estimates that the rate of population aging in cities and towns of China would reach 60% in 2020, which indicates the demands for funeral industry services is likely to increase.

We estimate that current China death care market size is around 10.3 billion and the average spending per death is around $1,100. The better the economy, the more spending in death care. China death care sector mainly included three subsectors: 1) manufacturing and marketing of funeral merchandise, 2) funeral serviced, 3) marketing and management of cemeteries.

Funeral merchandise is a fully opened market and is subject to fierce competition. Crematorium is mainly run by government hold entity. Approximately 50% of cemeteries are for-profit businesses and 50% are non-profit businesses.

The leading death care companies in Hong Kong include Sino-Life Group Limited, Anxian Yuan China Holdings Limited, and SAGE International group limited.

Competitive Strengths

We believe that we are well-positioned to capitalize on the death care industry as a result of the following competitive strengths:

High-quality services

To ensure the high quality of our death care management consulting services, we have trained our staff to provide professional and personalized services. Utilizing our experience and expertise we will strive to help families and friends of the deceased get through the hardest time of their lives.

We are planning to approach candidates who have experience in death care industry to join our team. Once these people are formally recruited, we are going to have systematic training over our associates. We are aiming to have our associates well-trained and capable of offering professional and personalized services to our customers. We will invest considerable capital and human resources in providing comprehensive associate training.

Multiple marketing channels

We expect to derive revenues in multiple channels, including, without limitation, telephone sales, in and out of Hong Kong, third-party sales agents, ecommerce, and corporate strategic partnerships and alliances.

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We are currently also approaching candidates who are specialized in marketing of death care industry and we will invest related capital and human resources in building our marketing team.

We expect that with our commitment to high-quality services, combined with our multiple marketing channels, Longbau will gradually grow into a well known brand in death care industry in the future and eventually tap its way to mainland China and other Asian countries.

Our Growth Strategy

In 2014, we plan to seek consultancy contracts with small death care service providers in Hong Kong. In 2015 we plan on expanding our client base to midsize and large death care service providers in Hong Kong. We expect to provide consulting services to some companies in the death care industry to improve their operation performance. Additionally, we would like to cooperate with funeral services companies. In the future, it is expected that Longbau could promote the death care services to mainland China. Given mainland China is the biggest old age market, we intend to cooperate with large companies and provide consulting services to small companies in death care industry.

Services

Management Consulting Services

Traditionally, funeral owners selling death care services overlook the quality of corporate management. Our executive officers have extensive professional management experience and can solve our clients corporate management issues and provide the customer better a better experience using our experience in financial management, sales management, administration, and quality management. The Company’s services will be sold to independent death care service providers through in person contact, telephone calls, and through the internet. There are no current plans to sell services through brick and mortar storefronts. The Company will enter into consultant contracts with these service providers for negotiated fees.

Research and Development Expenditures

We currently do not have any full-time research and development team.

Employees

We currently have 3 employees to whom we are paying salaries. Depending on the business needs, we intend to recruit some additional full-time employees in the future. All of the Company’s employees are employed by the Company’s subsidiary Longbau Hong Kong.

Stock Option Plan

As of March 31, 2014, we do not have any stock option plans.

Properties

Our business office is located at 15/B—15/F Cheuk Nang Plaza 250 Hennessy Road, Hong Kong of China. Our telephone number is +852 58059452. We are paying a monthly rent of $100 for our office. Our offices occupy approximately 54 square feet. The term of the lease is 1 year, commencing from February 2014 to February 2015.

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Subsidiaries

Longbau Hong Kong is the only wholly owned subsidiary of Longbau Group, Inc.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Delaware is 1679 S. Dupont Hwy. Suite 100, Dover, Delaware 19901.

Regulation

The Company needs to comply with Regulations On Funeral and Interment Control of the People's Republic of China and Public Health and Municipal Service Ordinance of Hong Kong.

Any management consulting relating to construction of funeral homes, funeral service stations, cinerary halls and cemeteries shall be subject to examination and approval of related departments of the governments. Handling of mortal remains and conducting of funeral activities shall observe the provisions of the regulations.

Any management consulting relating to cemeteries, funeral halls and funeral services shall apply to the applicable regulations of Mainland China and Hong Kong.Those funeral and interment service personnel shall obey the provisions as well. Additional or more regulations of funeral industry of Mainland China and Hong Kong may be considered from time to time.

We shall also comply with Funeral and Interment Laws of Taiwan, which mainly consist of the regulations of funeral services, management measures and penalty provisions of funeral home and regulations relating to equipment and land limitations of funeral home and crematoria.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth, as of May 22, 2014, the names and ages of our directors and executive officers. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position
Tsai Ko	48	Director and Chief Executive Officer
Chih Wei Huang	47	Director and Secretary
Tsung-Min Chang	54	Director and Business Manager
Yueh-Kuei Ko	44	Chief Financial Officer

Business Experience

The following summarizes the occupation and business experience for our directors and executive officers.

Mr. Tsai Ko graduated from National Taichung Institute of Commerce and Technology in 1992 and took his Master's Degree from Institute of Finance and Insurance, Chaoyang University of Technology in 2009. Mr. Ko founded Dongsheng Insurance Brokers Co. Ltd. in 1994 and Ho-Cheng Insurance Brokers Co. Ltd. in 2000 respectively. In 2012, the integrated company run by Mr. Ko, with over one thousand salesmen, became one of the largest insurance brokers companies in Taiwan. Additionally, Mr. Ko is the CEO of Ho-Yun Biotechnology Co. Ltd. and Wei Mao Marketing Co., Ltd. which are invested and operated by him. Mr. Ko is also the President of Insurance Brokerage Association of Taiwan. Mr. Ko was selected as a director because of his experience playing key management roles in many companies.

Ms. Chih-Wei Huang graduated from Open Business College Affiliated with National Taichung University of Science and Technology in 1989 and majored in International Trade. Ms. Huang passed personal insurance broker of special examination in 1994. Ms. Huang founded Zhongyun Insurance Brokers Co. Ltd.in 1995. Ms. Huang has been the authorized signatory of life insurance of Ho-Cheng Insurance Brokers Co. Ltd. and Dongsheng Insurance Brokers Co. Ltd. since 2002 and 2003. Ms. Huang was selected as a director because of her experience working the finance industry.

Mr. Tsung-Min Chang, graduated from Open Business College Affiliated with National Taipei College of Business and majored in Business Management. Mr. Chang passed the examination of Chunghwa Post in 1985 and had worked at post office for 25 years. In his spare time, Mr. Chang founded Changhua County Volunteer Service Association to help the vulnerable groups. After his retirement in 2010, Mr. Chang took over the business of Wei Mao Biotechnology Co. Ltd. Mr. Chang was selected as a director because of his experience working in the service industry.

Ms. Yueh-Kuei Ko graduated from Overseas Chinese University. Ms. Ko has served as the CEO of Dongsheng Insurance Brokers Co. Ltd. and Ho-Cheng Insurance Brokers Co. Ltd. since 2002 and 2013, respectively. Ms. Ko has been engaged in insurance and financial work for ten years, and she is familiar with the related funeral management field.

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Family relationships

Other than the following there are no family relationship among the directors and executive officers:

Tsai Ko and Chich-Wei are married. Tsai Ko and Yueh-Kuei Ko are siblings.

Independence

None of the directors are an “independent director” as defined by the NYSE Amex Stock Exchange.

Involvement in certain legal proceedings

No bankruptcy petition has been filed by or against any business of which any of our executive officers was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

No director has been convicted in a criminal proceeding and is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

No director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

No director has been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

Director Compensation

Our directors do not currently receive compensation.

Audit Committee and Audit Committee Financial Expert

Our board of directors functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors. Our board of directors has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. Our board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the board of directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Indemnification

Under Delaware law and pursuant to our bylaws, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers or directors pursuant to those provisions, our counsel has informed us that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Executive Compensation

The following table sets forth all compensation awarded to, earned by or paid to our named executive officers. We do not anticipate adjusting our compensations to executive officers and directors in the foreseeable future.

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SUMMARY COMPENSATION TABLE

The following table sets forth all compensation awarded to, earned by or paid to our named executive officer directly or indirectly from the Company or its subsidiaries.

Name and principal position	Fiscal Year	Salary ($)USD	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)USD
Tsai Ko, Director and Chief Executive Officer	2013	0							0

Employment Agreements

The Company’s subsidiary Longbau Hong Kong has entered into employment contracts with Yueh-Kuei Ko and Tsung-Min Chang.

Pursuant to an employment agreement between Yueh-Kuei Ko and Longbau Hong Kong dated February 15, 2014 (the “Ko Agreement”), Ms. Ko earns a salary of $1,700 per month to serve as Chief Financial Officer of Longbau Hong Kong. The Ko Agreement is for an indefinite term. Either party may terminate the Ko Agreement.

Pursuant to an employment agreement between Tsung-Min Chang and Longbau Hong Kong dated February 15, 2014 (the “Chang Agreement”), Mr. Chang earns a salary of $2,300 per month to serve as Business Manager of Longbau Hong Kong. The Chang Agreement is for an indefinite term. Either party may terminate the Chang Agreement.

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SECURITY OWNERSHIP

The following table sets forth, as of May 22, 2014, certain information regarding the beneficial ownership of Common Stock by (i) each person who is known by us to own beneficially more than five percent of the outstanding Common Stock, (ii) each of our director and named executive officers, and (iii) all directors and named executive officers as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of 15/B—15/F Cheuk Nang Plaza 250 Hennessy Road, Hong Kong.

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Owner	Percent of Class (1)
Officers and Directors
Common Stock	Tsai Ko Director/Chief Executive Officer	9,000,000	30.0%
Common Stock	Chih-Wei Huang Director/Secreatry	3,000,000	10.0
Common Stock	Tsung-Min Chang Director/ Business Manager	100,000	*
Common Stock	Yueh-Kuei Ko Chief Finance Officer	1,500,000	5.0
Common Stock	All executive officers and directors as a group	13,600,000	45.3%

5% Beneficial Owners

Common Stock	Wen Mao Ltd. (2) No.56-3, Ln. 198, Anxi Rd., Changhua City, Changhua County 500, Taiwan (R.O.C.)	1,500,000	5.0%
Common Stock	Ho Cheng Management Co Limited (3) 45-56 Donggu Rd., Hemei Township, Changhua County, Taiwan (R.O.C.)	1,500,000	5.0
Common Stock	Huang Tu, Fu Mei No.821, Sec. 2, Zhongshan Rd., Changhua City, Changhua County 500, Taiwan (R.O.C.)	1,567,000	5.2
Common Stock	Ho Yun Manage Ltd.(4) No.106-12, Haiwei Rd., Shengang Township, Changhua County 509, Taiwan (R.O.C.)	1,500,000	5.0
Common Stock	Dongsen Ltd(5) No.144, Xidi Rd., Shengang Township, Changhua County 509, Taiwan (R.O.C.)	1,500,000	5.0
Common Stock	Ming-Ching Ko No.144, Xidi Rd., Shengang Township, Changhua County 509, Taiwan (R.O.C.)	1,500,000	5.0

* Less than one percent

(1)	Based on 30,000,000 shares outstanding as of May 22, 2014
(2)	Tseng, Shu-Hui holds the voting and dispositive power of Wen Mao Ltd.
(3)	Ko, Yen-Yu holds the voting and dispositive power of Ho Cheng Management Co Limited.
(4)	Chou, Cheng-Hstung holds the voting and dispositive power of Ho Yun Manage Ltd.
(5)	Hsieh, Meng-Chu holds the voting and dispositive power of Dongsen Ltd

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company does not currently have an insider transaction policy.

We have not had a promoter at any time since inception. Therefore, we have never entered into transactions with a promoter.

As of March 6, 2014, we had not entered into any other related party transaction and none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;

(B)	Any proposed nominee for election as our director;

(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or

(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of us.

27

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.00001 par value, of which 30,000,000 shares were issued and outstanding as of May 22, 2014.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary in Hong Kong and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

Preferred Stock

We do not have any issued and outstanding or authorized preferred stock as of May 22, 2014.

Shares Eligible for Future Sale

Of the 30,000,000 shares of common stock outstanding as of March 31, 2014, 3,015,000 shares will be freely tradable without restriction upon the effective date of this registration statement. The remaining 26,985,000 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration.

We are currently considered a shell company within the limits of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933 in that we currently have nominal operations and nominal assets. Accordingly, there will be illiquidity of any future trading market until we are no longer considered a shell company. As a result of our classification as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities.

Rule 144 will be available for the resale of our securities if, and for as long as, the following conditions are met:

(i) the Company has ceased to be a shell company,

(ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the Company has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the Company was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the Company has filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

28

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of 3,015,000 shares of our common stock held by five shareholders. Such shareholders include the holders of 3,015,000 shares sold in our Regulation S offering which was completed on February 24, 2014. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 6, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

			Amount	Percent
	Shares		Beneficially	Beneficially
	Beneficially	Shares	Owned	Owned
	Owned Prior	to be	After	After
Name	To Offering	Offered	Offering	Offering
Dongsen Ltd.	1,500,000	1,500,000	0	0%
Ching-Fei Tsai	5,000	5,000	0	0%
Ching-Lien Liao	5,000	5,000	0	0%
Ho Yun Manage Ltd.	1,500,000	1,500,000	0	0%
Hsiu-Ming Hung	5,000	5,000	0	0%

None of the Selling Stockholders are broker-dealers or affiliates of broker dealers.

Transfer Agent

The Company currently serves as its own transfer agent. The Company is in the process of engaging a registered transfer agent and plans to engage a transfer agent prior to the effectiveness of this Registration Statement.

29

PLAN OF DISTRIBUTION

This prospectus relates to the registration of the resale of 3,015,000 shares of our common stock on behalf of the selling stockholders named herein.

The selling stockholders may sell some or all of their shares at a fixed price of $0.005 per share. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCBB. In addition, it is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if developed, will be sustained.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at a fixed price of $0.005. The distribution of the shares may be effected in one or more of the following methods:

☐	ordinary brokers transactions, which may include long or short sales,

☐	Transactions involving cross or block trades on any securities or market where our common stock is trading,

☐	through direct sales to purchasers or sales effected through agents,

☐	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

☐	any combination of the foregoing.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them.

The selling stockholders and any broker-dealers who execute sales for the selling stockholders will be considered to be an "underwriter" within the meaning of the Securities Act in connection with such sales. During such times the selling stockholders will be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals will be deemed to be underwriting discounts or commissions under the Securities Act.

30

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. The selling stockholders will be considered underwriters with respect to the shares that they are offering for resale.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $80,000.

LEGAL MATTERS

The Nail Law Group passed upon the validity of the common stock being offered hereby.

EXPERTS

Included in the prospectus constituting part of this registration statement are financial statements of Longbau Group, Inc. as of December 31, 2013 and for period from December 23, 2013 to December 31, 2013, which have been audited by GBH CPAs, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their respective report appearing elsewhere herein. The financial statements are included in reliance upon such report given upon the authority of such firm as expert in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and us, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

After the effective date of this prospectus, we will also be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

31

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling stockholders.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this prospectus speaks as of the effective date of the registration statement.

32

LONGBAU GROUP, INC.

Financial Statements

As of December 31, 2013 and for the period from December 23, 2013 (inception) to December 31, 2013

33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Longbau Group, Inc.

(A Development Stage Company)

Houston, Texas

We have audited the accompanying balance sheet of Longbau Group, Inc. (“Longbau”) (A Development Stage Company) as of December 31, 2013, and the related statements of operations, stockholders’ deficit and cash flows for the period from December 23, 2013 (inception) to December 31, 2013. Longbau’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Longbau as of December 31, 2013 and the results of its operations and its cash flows for the period from December 23, 2013 (inception) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Longbau will continue as a going concern. As discussed in Note 2 to the financial statements, Longbau had a net capital deficiency at December 31, 2013, has just started its business and yet generated any revenue from its operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 14, 2014

F-1

 Longbau Group, Inc.

(A Development Stage Company)

Balance Sheet

As of December 31, 2013

ASSETS
Current Assets

Cash	$-

Total Assets	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities

Accounts payable and accrued liabilities	$89

Total Liabilities	89

Stockholders’ Deficit

Common stock, $0.00001 par value, 100,000,000 shares authorized, none issued and outstanding	-

Deficit accumulated during the development stage	(89)

Total Stockholders’ Deficit	(89)

Total Liabilities and Stockholders’ Deficit	$-

The accompanying notes are an integral part of these financial statements.

F-2

Longbau Group, Inc.

(A Development Stage Company)

Statement of Operations

For the Period From
December 23, 2013
(Inception) to
December 31, 2013
Revenue	$-
Operating Expenses
General and Administrative	(89)
Total Operating Expenses	(89)
Net Loss	$(89)

Net Loss Per Common Share - Basic and Diluted	N/A

Weighted Average Common Shares Outstanding - Basic and Diluted	N/A

The accompanying notes are an integral part of these financial statements.

F-3

Longbau Group, Inc.

(A Development Stage Company)

Statement of Stockholders’ Deficit

For the Period from December 23, 2013

(Inception) to December 31, 2013

				Deficit Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Par	Capital	Stage	Total

Balance at December 23, 2013	-	$-	$-	$-	$-

Net loss	-	-	-	(89)	(89)

Balance at December 31, 2013	-	$-	$-	$(89)	$(89)

The accompanying notes are an integral part of these financial statements.

F-4

Longbau Group, Inc.

(A Development Stage Company)

Statement of Cash Flows

For the Period From
December 23, 2013
(Inception) to
December 31, 2013
Cash Flows from Operating Activities
Net loss	$(89)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	89
Net Cash Used In Operating Activities	$-

Cash - Beginning of Period	-

Cash - End of Period	$-

Supplementary Information:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

F-5

Longbau Group, Inc.

(A Development Stage Company)

Notes to the Financial Statements

1.	Nature of Business and Continuance of Operations

Longbau Group, Inc. (the “Company”) was incorporated in the State of Delaware on December 23, 2013. The Company is a development stage company and currently has no revenue. The Company plans to sell death care products and services in Hong Kong and China. The Company will focus its business on consultancy for deferred preneed funeral and cemetery receipts held in trust, preneed cemetery activities, preneed funeral activities, preneed funeral and cemetery, burial vaults, cemetery property, and cemetery property revenue.

2.	Going Concern

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. The Company had a net capital deficiency at December 31, 2013, has just started its business, and yet generated any revenue from its operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company is planning to obtain financing either through the issuance of equity or debt instruments. To the extent that funds generated from any private placements, public offerings, and/or bank financings are insufficient, the Company will have to raise additional working capital through other sources.

3.	Summary of Significant Accounting Policies

a)	Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is December 31.

b)	Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Stock-Based Compensation

Stock-based compensation expense includes the estimated fair value of equity awards vested during the reporting period. The expense for equity awards vested during the reporting period is determined based upon the grant date fair value of the award and is recognized as expense.

F-6

d)	Loss Per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the diluted weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. The Company had not issued any common shares as of December 31, 2013. Therefore, there is no loss per common share for the period from December 23, 2013 (Inception) to December 31, 2013. Additionally, there were no potentially dilutive securities as of December 31, 2013.

e)	Subsequent Events

The Company’s management reviewed all material events from December 31, 2013 through the issuance date of these financial statements for disclosure consideration.

4.	Stockholders’ Equity

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.00001 per share. As of December 31, 2013, no common stock has been issued by the Company.

5.	Subsequent Events

Longbau Group, Limited (Longbau Hong Kong) was established on February 14, 2014 in Hong Kong and is a wholly owned subsidiary of Longbau.

On February 24, 2013, the Company issued 30,000,000 shares of its common stock to several non U.S. investors in consideration for their cash investment of $150,000 in the Company. The investment amount of $150,000 has been contributed into the Company’s wholly-owned subsidiary Longbau Hong Kong on February 24, 2014 as capital contributions. The issuance was made pursuant to an exemption from registration contained in Regulation S under the Securities Act of 1933, as amended.

F-7

LONGBAU GROUP, INC.

Financial Statements

As of March 31, 2014, for the three months ended March 31, 2014,

and for the period from December 23, 2013 (inception) to March 31, 2014

F-8

 Longbau Group, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current Assets

Cash	$156,480	$-

Total Assets	$156,480	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accounts payable and accrued liabilities	$339	$89

Accounts payable and accrued liabilities – related party	9,000	-

Total Liabilities	9,339	89

Stockholders’ Equity (Deficit)

Common stock, $0.00001 par value, 100,000,000 shares authorized, 30,000,000 and 0 shares issued and outstanding, respectively	300	-

Additional paid-in capital	149,700	-

Deficit accumulated during the development stage	(2,859)	(89)

Total Stockholders’ Equity (Deficit)	147,141	(89)

Total Liabilities and Stockholders’ Equity (Deficit)	$156,480	$-

The accompanying notes are an integral part of these financial statements.

F-9

Longbau Group, Inc.

(A Development Stage Company)

Consolidated Statements of Operations

(Unaudited)

		For the Period From
	Three Months	December 23, 2013
	Ended	(Inception) to
	March 31, 2014	March 31, 2014
Revenue	$6,500	$6,500

Operating Expenses
General and Administrative	(9,270)	(9,359)
Total Operating Expenses	(9,270)	(9,359)

Net Loss	$(2,770)	$(2,859)

Net Loss Per Common Share – Basic and Diluted	$(0.00)

Weighted Average Common Shares Outstanding – Basic and Diluted	11,086,957

The accompanying notes are an integral part of these financial statements.

F-10

Longbau Group, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended	For the Period From December 23, 2013 (Inception) to
	March 31, 2014	March 31, 2014
Cash Flows from Operating Activities
Net loss	$(2,770)	$(2,859)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	250	339
Accounts payable and accrued liabilities – related party	9,000	9,000
Net Cash Provided by Operating Activities	6,480	6,480

Cash Flows from Financing Activities
Proceeds from issuance of stock	150,000	150,000
Net Cash Provided by Financing Activities	150,000	150,000

Net increase in cash	156,480	156,480

Cash - Beginning of Period	-	-

Cash - End of Period	$156,480	$156,480

Supplementary Cash Flows Information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-11

Longbau Group, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Unaudited)

1.	Nature of Business and Continuance of Operations

Longbau Group, Inc. (the “Company”) was incorporated in the State of Delaware on December 23, 2013. The Company owns 100% of Longbau Group Limited, which was incorporated in Hong Kong on February 14, 2014.

The Company is a development stage company and currently has insignificant revenue. The Company is focusing its business on consultancy for deferred preneed funeral and cemetery receipts held in trust, preneed cemetery activities, preneed funeral activities, preneed funeral and cemetery, burial vaults, cemetery property, and cemetery property revenue. The Company plans to sell death care products and services in Hong Kong and China.

2.	Summary of Significant Accounting Policies

a)	Basis of Presentation

These consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is December 31.

b)	Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Cash and Equivalent

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

d)	Income Taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards (“NOLs”). If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e)	Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

f)	Stock-based compensation

Stock-based compensation expense includes the estimated fair value of equity awards vested during the reporting period. The expense for equity awards vested during the reporting period is determined based upon the grant date fair value of the award and is recognized as expense.

g)	Loss Per Common Share

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.

h)	Subsequent Events

The Company’s management reviewed all material events from March 31, 2014 through the issuance date of these financial statements for disclosure consideration.

F-12

3.	Going Concern

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of March 31, 2014, the Company has no recurring source of revenue, and has accumulated loss of $2,859 since inception. The Company expects to incur additional losses in the immediate future due to the start-up nature. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company is planning to obtain financing either through the issuance of equity or debt instruments. To the extent that funds generated from any private placements, public offerings, and/or bank financings are insufficient, the Company will have to raise additional working capital through other sources.

4.	Related Party

The Company entered into employment agreements with certain shareholders on February 15, 2014 and agreed to pay these shareholders compensation a total of $6,000 per month. As of March 31, 2014, the Company paid $0 to the shareholders, and accrued $9,000 payable to these shareholders.

5.	Income Taxes

For the period from December 23, 2013 (Inception) to March 31, 2014, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward of $2,859 has been fully reserved. The cumulative net operating loss carry-forward is approximately $1,000 at March 31, 2014.

6.	Stockholders’ Equity

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.00001 per share. On February 15, 2014, the Company issued 30 million shares at $0.005 per share for cash of $150,000.

F-13

3,015,000 Shares of Common Stock

Longbau Group, Inc.

PROSPECTUS

______________, 20__

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

34

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$2
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	12,000
Printing	5,000
Miscellaneous Expenses	5,000
Total	$72,002

Item 14.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws, and certificate of incorporation of our company provide that:

•	Any director of the Company shall not be liable to the Company or its stockholders for monetary damages from breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

•	Except the advances in connection with indemnification, no loan shall be made by the Company to any director unless it is authorized by vote of the stockholders without counting any shares of the director who would be the borrower or unless the director who would be the borrower is the sole shareholder of the Company.

•	The Company will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by our company’s board of directors.

•	The rights conferred in the bylaws are not exclusive, and our company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Company may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

These indemnification provisions may be sufficiently broad to permit indemnification of our company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.  The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

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Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

The Company issued 30,000,000 shares of its common stock to several non U.S. investors in consideration for their cash investment of $150,000 in the Company. The investment amount of $150,000 has been contributed into the Company’s wholly-owned subsidiary Longbau Hong Kong on February 24, 2014 as capital contributions. The issuance was made pursuant to an exemption from registration contained in Regulation S under the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
3.1*	Certificate of Incorporation
3.2*	Bylaws
5.1*	Opinion of The Nail Law Group
10.1*	Form of Stock Purchase Agreement
10.2*	Translation of Employment Agreement between the Company and Yueh-Kuei Ko
10.3*	Translation of Employment Agreement between the Company and Tsung-Min Chang
10.4*	Translation of Lease Agreement
21*	Subsidiaries of the registrant
23.1	Consent of GBH CPAs, PC
23.2*	Consent of The Nail Law Group (contained in Exhibit 5.1)
24*	Powers of Attorney (included on the signature page)

* Previously Filed.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such a first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, Republic of China, on the 10th day of July 2014.

Longbau Group, Inc.

By:	/s/ Tsai Ko
Tsai Ko, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Tsai Ko	Director, Chief Executive Officer	July 10, 2014
Tsai Ko

/s/ *	Chief Financial Officer	July 10, 2014
Yueh-Kuei Ko

/s/ *	Director	July 10, 2014
Chih-Wei Huang

/s/ *	Director	July 10, 2014
Tsung-Min Chang

* By:	/s/ Tsai Ko	Director	July 10, 2014
Tsai Ko
Attorney-in-Fact

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